April 28, 2017

Guinness Atkinson Funds
21550 Oxnard Street, Suite 850
Woodland Hills, California 91367

Re: Guinness Atkinson Funds, Registration No. 33-75340
Post Effective Amendment No. 75

Ladies and Gentlemen:

We hereby consent to the reference of our firm as counsel in Post-Effective Amendment No. 75 under the Securities Act of 1933 (Post-Effective Amendment No. 76 under the Investment Company Act of 1940) to Guinness Atkinson Funds’ Registration Statement on Form N-1A.

Best regards,

/s/ Perkins Coie LLP